State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on February 11, 2013, effective February 27, 2013, to Articles of Incorporation for MLIGHT TECH, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H13000032364. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P10000073039.

Authentication Code: 513A00003420-021213-P10000073039-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twelfth day of February, 2013

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner

Ken Detzner
Secretary of State

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
MLIGHT TECH, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of MLight Tech, Inc. (hereinafter the "**Corporation**"), a Florida corporation, does hereby certify as follows:

FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on September 3, 2010 (Document No. P10000073039) (the "**Articles of Incorporation**").

SECOND: Article IV - CAPITAL STOCK of the Articles of Incorporation is hereby amended as follows:

> At the effective time of this Amendment, each share of Common Stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a twenty (20) for one (1) forward split with all fractional shares rounded to the nearest whole share. Such forward split shall not affect (i) the number of authorized shares of the Corporation's Common Stock, or (ii) the par value of the Corporation's common stock which shall remain $0.0001 per share.

THIRD: The effective time of these Articles of Amendment to the Articles of Incorporation is February 27, 2013.

FOURTH: The foregoing amendment was adopted on February 8, 2013 by the sole director of the Corporation and the holder of a majority of the outstanding shares of Common Stock of the Corporation, being the sole class of voting securities, pursuant to the provisions of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 8th day of February, 2013.

MLIGHT TECH, INC..

By: ______________________
Edward Sanders, President